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                                                                     EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                            JPS TEXTILE GROUP, INC.

        1. The name of the Corporation is JPS Textile Group, Inc.

        2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 31, 1986 under the name Grambling, Inc. IV and was amended by Certificates of Amendment filed with the Secretary of State on March 14, 1988, April 7, 1988 and May 12, 1988. In addition, a Restated Certificate of Incorporation was filed with the Secretary of State on April 1, 1991 and a Certificate of Correction was filed with the Secretary of State on April 2, 1991.

        3. This Restated Certificate of Incorporation, which restates and further amends the Restated Certificate of Incorporation as currently in effect, is made and filed pursuant to the order, dated September 9, 1997, of the United States Bankruptcy Court (the "Bankruptcy Court"), Southern District of New York in (In re JPS Textile Group, Inc., No. 97-45133(CB), and the Plan of Reorganization filed on August 1, 1997 confirmed therein (the "Plan of Reorganization") in connection with the reorganization of the Corporation under Title 11 of the United States Code and in accordance with Sections 103, 245 and 303 of the General Corporation Law of the State of Delaware.

        4. This Restated Certificate of Incorporation shall become effective at 9:00 a.m. on October 9, 1997.

        5. The Corporation's Restated Certificate of Incorporation, as currently in effect, is hereby restated and further amended so as to read in its entirety as follows:

        FIRST: The name of the Corporation is:


                            JPS TEXTILE GROUP, INC.

        SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

        FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 25,000,000 shares. Of these, (i) 22,000,000 shares shall be shares of Common Stock having a par value of $0.01 per share (the "Common Stock"), and (ii) 3,000,000 shares shall be shares of Preferred Stock, having a par value of $0.01 per share (the "Preferred Stock"). Except as otherwise provided by law, the shares of capital stock of the Corporation regardless of class, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.









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        (b) Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and, subject to Article FIFTH, to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

        FIFTH: The Corporation shall not create, designate, authorize or cause to be issued any class or series of nonvoting stock. For purposes of this Article FIFTH, any class or series of stock, including any series of Preferred Stock, that has only such voting rights as are mandated by the General Corporation Law of the State of Delaware, shall be deemed to be nonvoting stock subject to the restrictions of this Article FIFTH.

        SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Restated Certificate, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may also be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

        SEVENTH: (a) Without the approval of the Board of Directors and the approval, given by written consent or by vote at any regular or special meeting of stockholders, of the holders of record of not less than 100% of the shares of Common Stock at the time outstanding, voting together as a single class, the Corporation shall not enter into any single transaction or series of related transactions, or take any other action that would have the effect of, whether directly or indirectly, prohibiting, restricting, delaying or otherwise hindering the payment of any and all amounts due under the Contingent Notes (as defined below) issued by JPS Capital Corp. ("Capital") in accordance with the terms thereof. Notwithstanding the foregoing, nothing contained in this Restated Certificate of Incorporation shall restrict (i) the actions taken by the Corporation or its Tax Affiliates (as defined below) in connection with the resolution of their liabilities (if any) for Taxes (as defined below) or (ii) a sale of the Corporation.

        (b) Until after the occurrence of the later of (i) the Maturity Date (as defined below), and (ii) the payment in full of the obligations of Capital arising under the Contingent Notes, the Corporation shall not Transfer (as defined below) or permit the Transfer of all or any portion of the outstanding shares of capital stock of Capital owned by the Corporation to any person or entity.

        (c) For purposes of this Restated Certificate of Incorporation, the following terms are defined as follows:


            (i) "Contingent Note Indenture" means the indenture, dated as of October 9, 1997, among Capital, the Corporation and First Trust National Association as trustee (the "Trustee");

            (ii) "Contingent Notes" means the Contingent Payment Notes due on the Maturity Date issued pursuant to the Contingent Note Indenture;

            (iii) "Maturity Date," "Tax Affiliate," and "Taxes" have the meanings ascribed to such terms in the Contingent Note Indenture; and

            (iv) "Transfer" means (A) any direct or indirect, whether voluntary or involuntary, knowing or unknowing, by operation of law or otherwise, disposition of any assets or property, whether by sale, exchange, merger, consolidation, transfer, conveyance, distribution, inheritance, gift or otherwise, or (B) any consensual


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security interest in, pledge or assignment of, mortgage of, encumbrance upon, lien in or any other preferential arrangement with respect to, any assets or property. Notwithstanding any understandings or agreements to which a holder of Capital's capital stock is a party, any arrangement, the effect of which is to Transfer any or all of the rights arising from ownership of Capital's capital stock, shall be treated as a Transfer of such capital stock for purposes of this Article SEVENTH.

        EIGHTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, or
(ii) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

        (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent. The indemnitee shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. The Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

        (c) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of


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Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (d) Any indemnification under this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (A) by a majority vote of the directors who were not parties to such action, suit or proceeding (the "Disinterested Directors"), even though less than a quorum, or (B) by a committee of Disinterested Directors designated by a majority vote of such directors, even though less than a quorum or (C) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion, or (D) by the stockholders.

        (e) Costs, charges and expenses (including attorneys' fees) incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

        (f) Any indemnification or advance of costs, charges and expenses under this Article EIGHTH shall be made promptly, and in any event within 60 days upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article EIGHTH shall be enforceable by the director, officer, employee or agent, as the case may be, in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article EIGHTH where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met


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such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (g) The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article EIGHTH shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article EIGHTH is in effect. Any repeal or modification of this Article EIGHTH shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article EIGHTH, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article EIGHTH, with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

        (h) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article EIGHTH, provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

        (i) If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article EIGHTH as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article EIGHTH to the full extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the full extent permitted by applicable law.

        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, none of the provisions of Article SEVENTH of this Restated Certificate of Incorporation or this sentence of Article NINTH may be amended, altered, changed or repealed without the prior approval of the Bankruptcy Court pursuant to a Final Order (as defined in the Plan of Reorganization).




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        TENTH: The Corporation expressly elects not to be governed by Section
203 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, JPS Textile Group, Inc. has caused this Restated Certificate of Incorporation to be signed by David H. Taylor, its Executive Vice President - Finance and Secretary, and attested by Jerry E. Hunter, its Chairman of the Board, President and Chief Executive Officer, this 9th day of October, 1997.


                                       JPS TEXTILE GROUP, INC.

                                       By /s/ David H. Taylor
                                          -------------------------------------
                                          Name: David H. Taylor
                                          Title: Executive Vice President -
                                          Finance and Secretary



ATTEST:



By          /s/ Jerry E. Hunter
  ------------------------------------------
   Name:    Jerry E. Hunter
   Title:   Chairman of the Board, President
            and Chief Executive Officer




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